As filed with the Securities and Exchange Commission on October 4, 2024
Registration No. 333-131628
Registration No. 333-134375
Registration No. 333-162960
Registration No. 333-176282
Registration No. 333-191311

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:
FORM S-8 REGISTRATION STATEMENT NO. 333-131628
FORM S-8 REGISTRATION STATEMENT NO. 333-134375
FORM S-8 REGISTRATION STATEMENT NO. 333-162960
FORM S-8 REGISTRATION STATEMENT NO. 333-176282
FORM S-8 REGISTRATION STATEMENT NO. 333-191311
UNDER
THE SECURITIES ACT OF 1933

Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2302115 (I.R.S. Employer Identification No.)
Skyworks Solutions, Inc.
5260 California Avenue
Irvine, California 92617
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2005 Long-Term Incentive Plan, as amended
(Full title of the plan)

Robert J. Terry
Senior Vice President, General Counsel and Secretary
Skyworks Solutions, Inc.
5260 California Avenue
Irvine, California 92617
(Name and address of agent for service)
(949) 231-3000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Non-accelerated filer ☐
Accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Skyworks Solutions, Inc.’s (the “Registrant’s”) authority to issue shares of the Registrant's common stock, $0.25 par value per share (the “Common Stock”) in settlement of awards made under its Amended and Restated 2005 Long-Term Incentive Plan, as amended (the “2005 LTIP”) has expired, and there are no shares of Common Stock subject to outstanding awards granted under the 2005 LTIP. Accordingly, this Post-Effective Amendment No. 1 is being filed by the Registrant to deregister all shares of Common Stock that were previously registered pursuant to the following Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) but that are neither issued nor subject to outstanding awards granted under the 2005 LTIP as of the date hereof:

1.Registration Statement on Form S-8 filed with the Commission on February 7, 2006 (Registration No. 333-131628) for the registration of 5,000,000 shares of Common Stock issuable pursuant to the 2005 LTIP;
2.Registration Statement on Form S-8 filed with the Commission on May 22, 2006 (Registration No. 333-134375) for the registration of 10,000,000 shares of Common Stock issuable pursuant to the 2005 LTIP;
3.Registration Statement on Form S-8 filed with the Commission on November 6, 2009 (Registration No. 333-162960) for the registration of 22,500,000 shares of Common Stock issuable pursuant to the 2005 LTIP;
4.Registration Statement on Form S-8 filed with the Commission on August 12, 2011 (Registration No. 333-176282) for the registration of 14,250,000 shares of Common Stock issuable pursuant to the 2005 LTIP; and
5.Registration Statement on Form S-8 filed with the Commission on September 23, 2013 (Registration No. 333-191311) for the registration of 4,138,366 shares of Common Stock issuable pursuant to the 2005 LTIP.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, in the State of California, on October 4, 2024.

SKYWORKS SOLUTIONS, INC.

By:	/s/ Kris Sennesael
Kris Sennesael
Senior Vice President and Chief Financial Officer